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                                                           Exhibit 10(gg)

                CONSULTING AND CONFIDENTIALITY AGREEMENT
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    This Agreement is entered into as of the 23rd day of March, 2008, to become effective on March 23, 2008 ("Effective Date") by and between KV Pharmaceutical Company, on behalf of itself and its wholly-owned subsidiaries (hereinafter collectively referred to as "KV"), 2503 South Hanley Road, St. Louis, Missouri 63144-2307, and Gerald R. Mitchell ("Mr. Mitchell" or "Consultant"), **********[home address]***********.

    Whereas, KV possesses information relating to its business which is regarded as confidential and proprietary, as hereinafter more fully defined in Paragraph 7 of this Agreement ("Confidential Information");

    Whereas, Mr. Mitchell has worked for KV as an employee pursuant to Employment and Confidential Information Agreements initially entered into on July 24, 1981 and subsequently restated and amended on March 31, 1994 (collectively referred to as the "Employment Agreement");

    Whereas, Mr. Mitchell desires to retire, thereby ending his employment relationship with KV and Mr. Mitchell and KV desire to terminate the Employment Agreement except as otherwise provided herein, and to enter into an agreement whereby Mr. Mitchell will serve as an independent consultant to KV, providing advice, information and other assistance on various projects for KV;

    Therefore, KV and Consultant agree as follows:

1. TERM OF AGREEMENT; TERMINATION. The initial term of this Agreement will be for a period of 24 months, beginning on the Effective Date ("Initial Term"), and thereafter will automatically renew and continue in effect for successive twelve (12) month periods, unless otherwise terminated in accordance with the terms hereof. Either KV or Mr. Mitchell may terminate this Agreement at any time and for any reason by providing 60 day's written notice to the other.

2.  DESCRIPTION OF SERVICES. Beginning on the Effective Date,
Consultant will provide to KV such consulting services as may be requested from time to time by KV (the "Services").

3. PERFORMANCE OF SERVICES. Consultant and KV will meet as required to discuss/advise on areas of KV business. Consultant agrees to use diligent efforts to respond to and complete projects and/or advise on matters on a timely basis. For up to 80 hours a month, Consultant agrees to make himself available to provide the Services to KV whenever KV, in its sole discretion, considers it necessary for him to perform the assignments. In rendering the Services, Consultant will strictly comply with all laws and regulations and all pharmaceutical industry standards applicable to the activities undertaken by Consultant in connection with this Agreement. Consultant acknowledges that in the context of the provision of Services hereunder, Consultant may be provided material non-public information, attorney-client privileged material or other information or documents, the unauthorized disclosure or use of which may constitute a violation of applicable law or this Agreement.


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4.  OFFICE FACILITIES, EQUIPMENT, TOOLS, MATERIALS AND SUPPLIES.

          (a) Consultant will maintain his own office facilities, equipment, computers, materials and supplies at his home. If required in order to perform consulting assignments, consultant will hire an outside consultant recommended by KV's business Technology Department to provide technical support needed and will submit their bills for reimbursement by KV.

          (b) At such times as Consultant is working in KV's St. Louis offices, Consultant will have the use of KV's equipment, tools, materials and supplies as and to the extent necessary to perform the Services.

          (c) Consultant may use KV's offices and communications equipment as and when necessary to interact with KV's employees and others in the performance of the Services.

5.  COMPENSATION FOR SERVICES.

          (a) Compensation.  Consultant will keep complete and accurate
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records of all work performed and time spent hereunder and will submit to KV monthly itemized invoices at the end of each month for all work performed during such previous month period. During the first year of the Initial Term, KV will pay $115.00 an hour for a guaranteed minimum of 80 hours a month of service per month. Travel will not be calculated as hours worked.

          (b) Reimbursement for Expenses.  KV will reimburse Consultant for
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economy travel and related expenses agreed to in advance by KV and incurred by Consultant in connection with rendering the Services;
provided, however, that KV will not be responsible for and Consultant will bear the normal operating expenses of operating Consultant's home office (except to the limited extent provided in Section 4(a) above). Consultant will render an itemized invoice, accompanied by appropriate supporting documentation, to KV for reimbursable expenses incurred during any calendar month, and KV will make payment of each such properly rendered invoice within 30 days of the date of receipt thereof.

6. WORK PRODUCT. All right, title and interest in and to any and all documents, information, ideas, designs, inventions, materials, discoveries, improvements, specifications, technical data, reports, business plans and other embodiments of Consultant's work: (a) conceived, made, discovered and/or produced by Consultant in connection with Consultant's performance of the Services, whether alone or jointly with others, (b) which are based, in whole or part, upon Confidential Information, the resources, supplies, facilities or business, technical or financial information of KV, or (c) which relate to the business, the products or the research and development of KV ("Work Product"), will be solely owned by KV and available to KV at all times. Consultant agrees to promptly disclose and to assign, transfer and deliver, and hereby transfers, assigns and conveys, to KV, without royalty or other additional consideration, any and all right, title and interest of Consultant in and to any and all Work Product, free and clear of all liens, charges, encumbrances, residual interests or rights of any kind of Consultant or any other parties, including, but not limited to, all patent rights, copyrights, moral rights, trade secrets and other intellectual property rights.

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7.  CONFIDENTIALITY. During the course of rendering the Services to
KV under this Agreement, Consultant may come into contact with information regarding KV's capabilities, existing and prospective products, product concepts, research and development, technologies, materials, formulations, sales, customers, suppliers, prices, costs, business plans, competitive positioning, strategies and other information regarding the business and proposed business of KV ("Confidential Information"). Consultant agrees that during the term of this Agreement and indefinitely thereafter, Consultant will hold all Confidential Information in confidence, and will not disclose Confidential Information to any third party or use Confidential Information for any purpose other than in connection with the rendering of the Services to KV under this Agreement.

8. OWNERSHIP OF COMPANY RECORDS. All documents, agreements, records, notebooks, patent filings, memos, correspondence and information, including all copies thereof, containing or related to KV Projects and/or Confidential Information relating to the business of KV, whether prepared by KV, Consultant or others ("Company Records") whether presently existing or hereafter prepared, are and will continue to be the property of KV. Upon the termination of this Agreement for any reason, or otherwise upon the written request of KV at any time, Consultant will return all Confidential Information and Company Records to KV.

9. INDEPENDENT CONTRACTOR. It is understood by the parties that Consultant is an independent contractor with respect to, and not an employee or agent of, KV. During the term of this Agreement:

          (a) No Authority to Bind the Company. Consultant will have no
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authority to enter into contracts or agreements or otherwise to make any commitment on behalf of KV unless specifically agreed to and authorized in writing by CEO of KV Pharmaceutical or by a designated authorized representative.

          (b) Payroll Taxes. Neither state or federal income tax, nor
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payroll tax of any kind, will be withheld or paid by KV on behalf of
Consultant. As an independent contractor, Consultant will be solely responsible for such taxes.

          (c) KV is not Responsible for Workers' Compensation Insurance. No
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Workers' Compensation insurance will be obtained or paid for by KV on account of Consultant. As an independent contractor, Consultant will be solely responsible for obtaining any necessary workers' compensation insurance.

          (d) Ineligibility for Benefits. As an independent contractor,
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Consultant will not be eligible for any benefits provided by KV to its employees.

10. COVENANTS AND WARRANTIES. Consultant covenants and agrees that it will not at any time provide any consulting services to or enter into any agreements or other arrangements with any party that conflict with the Services to be provided to KV by Consultant hereunder. Consultant warrants that Consultant is not bound by any agreement with any current or former employer or other party that would in any manner prevent or limit its performance of this Agreement. Consultant further warrants that neither the Services performed hereunder nor any materials produced hereunder will infringe or otherwise violate the legal rights of any third party.

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11. EMPLOYMENT AND CONFIDENTIAL INFORMATION AGREEMENT. This Consulting
Agreement replaces and supersedes all other agreements concerning Consultant's relationship with KV, provided, however, that the terms of Paragraphs 5, 6 and 7 of the Employment Agreement dated March 31, 1994 and Paragraphs 2, 4, 5, 6 and 7 of the Confidentiality Agreement dated March 31, 1994 will remain in full force and effect and will not be affected by this Agreement.

12. NOTICES. All notices required or permitted under this Agreement will be in writing and will be deemed delivered when delivered in person, deposited in the United States mail, postage prepaid, or sent by generally recognized next business day delivery service (such as Federal Express), addressed as set forth in the first paragraph of this Agreement. A party's address may changed by it from time to time by providing written notice to the other in the manner set forth above.

13. ASSIGNMENT. Neither this Agreement nor the rights or obligations of Consultant hereunder will be assigned, transferred or subcontracted, by operation of law or otherwise, without KV's prior written consent.

14. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions between them in any other agreement, whether oral or written, except as provided in Paragraph 11. This Agreement supersedes any prior written or oral agreements between the parties, except as provided in Paragraph 11, and may not be amended except in writing signed by them. The provisions of Paragraphs 6, 7 and 8, and the covenants and warranties provided in Paragraph 10 will survive the expiration or termination of this Agreement.

15. SEVERABILITY. If any provision of this Agreement, under any set of circumstances, whether or not foreseeable by the parties, is hereafter held to be invalid, illegal or unenforceable in its present form and scope in any jurisdiction or proceeding, the remaining provisions of this Agreement will continue to be given full force and effect, without regard to the invalid, illegal or unenforceable provision in such jurisdiction or proceeding, and will be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible, and such holding will not affect the validity, legality or enforceability of this Agreement in its entirety in any other jurisdiction or proceeding. Furthermore, if any of the provisions of this Agreement are held to be unenforceable in any jurisdiction or proceeding because of their duration or scope, the parties agree that the court, arbitration panel or other authority making such determination will have the power, and is hereby directed, to reduce or alter the duration and/or scope of such provision so that, in its reduced form, the provision is enforceable and effective as nearly as possible for the purposes expressed in this Agreement; provided, however, that the determination and amendment hereof by any such court, panel or authority will be limited to the jurisdiction thereof and will not affect the validity, legality, enforceability or application of this Agreement in its existing form and scope in any other jurisdiction or proceeding. To the extent permitted by applicable law, KV and Consultant hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

16. MODIFICATION OF AGREEMENT. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly

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executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Paragraph 16 may not be waived except as herein set forth. Without limiting the generality of the foregoing, any failure by KV to exercise or otherwise act with respect to any of its rights hereunder in the event of a breach of any of the terms or conditions hereof by Consultant shall in no way be construed as a waiver of such breach, nor prevent KV from thereafter enforcing strict compliance with any and all of the terms and conditions hereof.

17. VIOLATION, BREACH OR EVASION OF AGREEMENT. Employee acknowledges and agrees that any violation, breach or evasion of any of the terms of this Agreement by Consultant will result in immediate and irreparable injury to KV and KV shall have the right to seek recourse therefrom by injunction and/or specific performance as well as through all other legal or equitable remedies to which KV may otherwise be entitled.

18. DEFINITION. For purposes of Paragraphs 5, 6 and 7 hereof, references to KV shall, except where the context of a particular reference clearly indicates otherwise, include all companies controlling, controlled by or under common control with KV.

19. WAIVER. The failure of either party to enforce any provision of this Agreement will not be construed as a waiver or limitation of that party's rights to subsequently enforce and compel strict compliance of the same provision and each and every other provision of this Agreement.

20. GOVERNING LAW. This Agreement will be governed by and construed under the laws of the State of Missouri, notwithstanding the application of any conflict of law principles which would otherwise make the laws of any other jurisdiction applicable hereto. The interpretation of and any disputes arising out of this Agreement will be subject to the exclusive jurisdiction of and venue in the federal and state courts of the State of Missouri and both parties hereby consent to such exclusive jurisdiction and venue.

     In witness whereof, the parties have duly executed this Agreement as of the date first set forth above.

Dated:  March 23, 2008
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KV Pharmaceutical Company              Gerald R. Mitchell



By:  /s/ Gregory S. Bentley            By:   /s/ Gerald R. Mitchell
   -------------------------------        ---------------------------------
       Gregory S. Bentley
     SVP and General Counsel


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